                                                               L&W DRAFT 9/11/96

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                           Muzak Limited Partnership

                           Muzak Capital Corporation



                                 $100,000,000
                          Aggregate Principal Amount
                        of ___% Senior Notes due 2003






                                   INDENTURE






                        Dated as of _____________, 1996




                           ________________________

                                    Trustee




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                                 CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                             Indenture Section
310 (a)(1)..............................................................           7.10
    (a)(2)..............................................................           7.10
    (a)(3) .............................................................           N.A.
    (a)(4)..............................................................           N.A.
    (a)(5)..............................................................           7.10
    (b) ................................................................           7.10
    (c) ................................................................           N.A.
311 (a) ................................................................           7.11
    (b) ................................................................           7.11
    (c) ................................................................           N.A.
312 (a).................................................................           2.05
    (b).................................................................          11.03
    (c) ................................................................          11.03
313 (a) ................................................................           7.06
    (b)(1) .............................................................           N.A.
    (b)(2) .............................................................           7.06
    (c) ................................................................     7.06;11.02
    (d).................................................................           7.06
314 (a) ................................................................     4.03;11.05
    (b) ................................................................           N.A.
    (c)(1) .............................................................          11.04
    (c)(2) .............................................................          11.04
    (c)(3) .............................................................           N.A.
    (d).................................................................           N.A.
    (e)  ...............................................................          11.05
    (f).................................................................           N.A.
315 (a).................................................................           7.01
    (b).................................................................     7.05,11.02
    (c)  ...............................................................           7.01
    (d).................................................................           7.01
    (e).................................................................           6.11
316 (a)(last sentence) .................................................           N.A.
    (a)(1)(A)...........................................................           6.05
    (a)(1)(B) ..........................................................           6.04
    (a)(2) .............................................................           N.A.
    (b) ................................................................           6.07
    (c) ................................................................           2.13
317 (a)(1) .............................................................           6.08
    (a)(2)..............................................................           6.09
    (b) ................................................................           2.04
318 (a).................................................................          11.01
    (b).................................................................           N.A.
    (c).................................................................          11.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                    TABLE OF CONTENTS

                                                                                     Page

                                        ARTICLE 1
                              DEFINITIONS AND INCORPORATION
                                      BY REFERENCE
Section 1.01.   Definitions..........................................................  1
Section 1.02.   Other Definitions.................................................... 13
Section 1.03.   Incorporation by Reference of Trust Indenture Act.................... 14
Section 1.04.   Rules of Construction................................................ 14

                                       ARTICLE 2
                                    THE SENIOR NOTES
Section 2.01.   Form and Dating...................................................... 14
Section 2.02.   Execution and Authentication......................................... 15
Section 2.03.   Registrar and Paying Agent........................................... 15
Section 2.05.   Paying Agent to Hold Money in Trust.................................. 16
Section 2.05.   Lists of Holders of the Senior Notes................................. 16
Section 2.06.   Transfer and Exchange................................................ 16
Section 2.07.   Replacement Senior Notes............................................. 17
Section 2.08.   Outstanding Senior Notes............................................. 17
Section 2.09.   Treasury Senior Notes................................................ 17
Section 2.10.   Temporary Senior Notes............................................... 18
Section 2.11.   Cancellation......................................................... 18
Section 2.12.   Defaulted Interest................................................... 18
Section 2.13.   Record Date.......................................................... 18
Section 2.14.   CUSIP Number......................................................... 18

                                       ARTICLE 3
                                       REDEMPTION
Section 3.01.   Notices to Trustee................................................... 19
Section 3.02.   Selection of Senior Notes to Be Redeemed............................. 19
Section 3.03.   Notice of Redemption................................................. 19
Section 3.04.   Effect of Notice of Redemption....................................... 20
Section 3.05.   Deposit of Redemption Price.......................................... 20
Section 3.06.   Senior Notes Redeemed in Part........................................ 21
Section 3.07.   Optional Redemption.................................................. 21
Section 3.08.   Mandatory Redemption................................................. 21
Section 3.09.   Offer to Purchase by Application of Excess Proceeds.................. 21

                                        ARTICLE 4
                                        COVENANTS
Section 4.01.   Payment of Senior Notes.............................................. 23
Section 4.02.   Maintenance of Office or Agency...................................... 23
Section 4.03.   Reports.............................................................. 24
Section 4.04.   Compliance Certificate............................................... 24
Section 4.05.   Taxes................................................................ 25
Section 4.06.   Stay, Extension and Usury Laws....................................... 25

Section 4.07.   Restricted Payments.................................................. 25
Section 4.08.   Dividend and Other Payment Restrictions
                Affecting Subsidiaries............................................... 28
Section 4.09.   Incurrence of Indebtedness and Issuance
                of Preferred Equity Interests........................................ 28
Section 4.10.   Asset Sales.......................................................... 30
Section 4.11.   Transactions with Affiliates......................................... 31
Section 4.12.   Liens................................................................ 31
Section 4.13.   Sale and Leaseback Transactions...................................... 31
Section 4.14.   Limitation on Issuances and Sales of Capital
                Interests of Wholly Owned Subsidiaries................................32
Section 4.15.   Limitations on Issuances of Guarantees of Indebtedness............... 32
Section 4.16.   Subsidiary Guarantees................................................ 32
Section 4.17.   Line of Business..................................................... 33
Section 4.18.   Offer to Repurchase Upon Change of Control........................... 33
Section 4.19.   Corporate Existence.................................................. 33
Section 4.20.   Reorganization of the Company as a Partnership....................... 34
Section 4.21.   Limitation on Activities of Capital Corp............................. 34

                                        ARTICLE 5
                                       SUCCESSORS
Section 5.01.   Merger, Consolidation, or Sale of Assets............................. 35
Section 5.02.   Successor Corporation Substituted.................................... 35

                                       ARTICLE 6
                                 DEFAULTS AND REMEDIES
Section 6.01.   Events of Default.................................................... 36
Section 6.02.   Acceleration......................................................... 37
Section 6.03.   Other Remedies....................................................... 38
Section 6.04.   Waiver of Past Defaults.............................................. 38
Section 6.05.   Control by Majority.................................................. 39
Section 6.06.   Limitation on Suits.................................................. 39
Section 6.07.   Rights of Holders of Senior Notes to Receive Payment................. 39
Section 6.08.   Collection Suit by Trustee........................................... 39
Section 6.09.   Trustee May File Proofs of Claim..................................... 40
Section 6.10.   Priorities........................................................... 40
Section 6.11.   Undertaking for Costs................................................ 40

                                       ARTICLE 7
                                        TRUSTEE
Section 7.01.   Duties of Trustee.................................................... 41
Section 7.02.   Rights of Trustee.................................................... 42
Section 7.03.   Individual Rights of Trustee......................................... 42
Section 7.04.   Trustee's Disclaimer................................................. 42
Section 7.05.   Notice of Defaults................................................... 43
Section 7.06.   Reports by Trustee to Holders of the Senior Notes.................... 43
Section 7.07.   Compensation and Indemnity........................................... 43
Section 7.08.   Replacement of Trustee............................................... 44
Section 7.09.   Successor Trustee by Merger, etc..................................... 45

Section 7.10.   Eligibility; Disqualification........................................ 45
Section 7.11.   Preferential Collection of Claims Against Company.................... 45

                                        ARTICLE 8
                        LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance............. 45
Section 8.02.   Legal Defeasance and Discharge....................................... 45
Section 8.03.   Covenant Defeasance.................................................. 46
Section 8.04.   Conditions to Legal or Covenant Defeasance........................... 46
Section 8.05.   Deposited Money and Government Securities to be Held in Trust;
                Other Miscellaneous Provisions....................................... 48
Section 8.06.   Repayment to Issuers ................................................ 48
Section 8.07.   Reinstatement........................................................ 48

                                       ARTICLE 9
                            AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.   Without Consent of Holders of Senior Notes........................... 49
Section 9.02.   With Consent of Holders of Senior Notes.............................. 49
Section 9.03.   Compliance with Trust Indenture Act.................................. 51
Section 9.04.   Revocation and Effect of Consents.................................... 51
Section 9.05.   Notation on or Exchange of Senior Notes.............................. 51
Section 9.06.   Trustee to Sign Amendments, etc...................................... 51

                                       ARTICLE 10
                                GUARANTEE OF SENIOR NOTES
Section 10.01.  Guarantee............................................................ 52
Section 10.02.  Limitation of the Guarantors' Liability.............................. 53
Section 10.03.  Release of the Guarantors............................................ 53
Section 10.04.  Merger, Consolidation or Sale of Assets.............................. 53
Section 10.05.  Execution and Delivery of Guarantees................................. 53

                                       ARTICLE 11
                                      MISCELLANEOUS
Section 11.01.  Trust Indenture Act Controls......................................... 54
Section 11.02.  Notices.............................................................. 54
Section 11.03.  Communication by Holders of Senior Notes with
                Other Holders of Senior Notes........................................ 55
Section 11.04.  Certificate and Opinion as to Conditions Precedent................... 55
Section 11.05.  Statements Required in Certificate or Opinion........................ 56
Section 11.06.  Rules by Trustee and Agents.......................................... 56
Section 11.07.  No Personal Liability of Directors, Officers,
                Employees and Stockholders........................................... 56
Section 11.08.  Governing Law........................................................ 56
Section 11.09.  No Adverse Interpretation of Other Agreements........................ 56
Section 11.10.  Successors........................................................... 57
Section 11.11.  Severability......................................................... 57
Section 11.12.  Counterpart Originals................................................ 57
Section 11.13.  Table of Contents, Headings, etc..................................... 57

                                        EXHIBITS

Exhibit A       Form of Senior Note
Exhibit B       Form of Guarantee
Exhibit C       Form of Supplemental Indenture

                                                                     EXHIBIT 4.1


   INDENTURE dated as of ___________, 1996 among Muzak Limited Partnership, a Delaware limited partnership (the "Company"), and Muzak Capital Corporation, a Delaware corporation ("Capital Corp." and, together with the Company, the "Issuers"), as joint and several obligors and ______________, as trustee (the "Trustee").

   The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the ___% Senior Notes due 2003 (the "Senior Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

   "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Administrative Expenses" means, with respect to the General Partner, any general partner of the Company or the parent of the Company (in the event that the Company is reorganized as a corporation), ordinary operating expenses (including reasonable professional fees and expenses) in connection with (a) complying with reporting obligations pursuant to the federal securities laws and obligations to prepare and distribute business records in the ordinary course of business, (b) maintaining such Person's corporate or partnership existence and franchise (including annual franchise taxes) and (c) the payment of reasonable fees and expense reimbursements to directors thereof.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

   "Agent" means any Registrar, Paying Agent or co-registrar.

   "Asset Sale" means (a) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section
4.18 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof), (b) the issuance by any Restricted Subsidiary of Equity Interests of such Restricted Subsidiary and (c) the disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (a), (b) or (c), whether in a single transaction or a series of related transactions, (i) that have a fair market value in excess of $2.0 million or (ii) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, (a) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (b) an issuance of Equity Interests by a Wholly Owned

Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (c) a Restricted Payment that is permitted by the Section 4.07 hereof and (d) any sale and leaseback transaction otherwise permitted pursuant to Section 4.13 hereof shall not be deemed to be Asset Sales.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

   "Board of Directors" means the Board of Directors of the General Partner, on behalf of the Company (or the Company, if the Company is reorganized as a corporation), or of Capital Corp. or any authorized committee of the Board of Directors.

   "Borrowing Base" means, as of any date, an amount equal to (a) 80.0% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, plus (b) 60.0% of the book value (calculated on an average cost basis) of all inventory owned by the Company and its Restricted Subsidiaries as of such date, minus (c) any amount applied pursuant to Section 4.10(b) hereof to permanently reduce Indebtedness permitted to be incurred pursuant to Section 4.09(b)(i) hereof, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

   "Business Day" means any day other than a Legal Holiday.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Interests" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits or demand deposits, in each case with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $1.0 billion, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and in each case maturing within six months after the date of acquisition and (vi) investments in money market funds all of whose assets comprise securities of the types described in clauses (i), (ii) and (iii) above.

   "Centre Partners" means Centre Partners L.P., a Delaware limited partnership.

   "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company (other than as part of the reorganization of the Company as a corporation), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the voting Capital Interests of the Company, (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors or (v) prior to the reorganization of the Company as a corporation, the first day on which the Company ceases to own 100% of the outstanding Equity Interests of Capital Corp. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Interests of the Company shall be deemed to be a transfer of such portion of such voting Capital Interests as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the foregoing, the reorganization of the Company as a corporation shall not be deemed to constitute a Change of Control, so long as such reorganization does not result in any of the occurrences described above under clauses (i) through
(v).

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commission" means the Securities and Exchange Commission.

   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) all items classified as "depreciation" or "amortization" on such Person's statement of operations and other non-cash charges (including non-cash, equity-based compensation charges, but excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) in the case of calculations with respect to the Company, the amount of any Tax Distributions by the Company to its partners, or, following the reorganization of the Company as a corporation, any tax sharing payment made pursuant to a tax sharing agreement executed in connection therewith, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders or partners. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its organizational documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders or partners.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or partners, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) in the case of calculations with respect to the Company, Consolidated Net Income of the Company shall be reduced by the amount of any Tax Distributions by the Company to its partners, (v) the cumulative effect of a change in accounting principles shall be excluded, (vi) Consolidated Net Income shall not include any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (vii) Consolidated Net Income shall not include any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (viii) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

   "Consolidated Net Worth" means, (a) with respect to a partnership, the common and preferred partnership interests of such partnership and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, and
(b) with respect to any other Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus
(ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock; provided that the preferred partnership interests or the preferred stock, as the case may be, shall be included in Consolidated Net Worth only if such preferred partnership interests or preferred stock (A) is not a Disqualified Interest and (B) is not by its terms entitled to the payment of dividends or distributions, unless such dividends or distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred partnership interests or preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of the most recently completed fiscal quarter in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, investments in marketable securities), and (z) all unamortized debt discount and expense and unamortized deferred financing charges, all of the foregoing determined in accordance with GAAP.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of the Principals and their Related Parties or a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "Credit Facility" means any credit facility entered into by and among the Company, any of its Subsidiaries that is a Guarantor and the lending institutions party thereto, including any credit agreement, related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Disqualified Interests" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the date on which the Senior Notes mature.

   "Domestic Subsidiary" of a Person means any direct or indirect Subsidiary of such Person that is not a Foreign Subsidiary.

   "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries in existence on the date hereof, until such amounts are repaid.

   "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the amount of dividends or distributions paid in respect of preferred stock or preferred partnership interests of such Person, in each case, on a consolidated basis and in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock or preferred partnership interests subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock or preferred partnership interests, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

   "Foreign Credit Facility" means any credit facility entered into by and among the any Foreign Subsidiary of the Company and the lending institutions party thereto, including any credit agreement, related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Foreign Restricted Subsidiary" of a Person means any Restricted Subsidiary of such Person that is also a Foreign Subsidiary.

   "Foreign Subsidiary" of a Person means any direct or indirect Subsidiary of such Person that is organized under the laws of any jurisdiction outside the United States, any district or territoriality thereof and The Commonwealth of Puerto Rico.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

   "General Partner" means Music Holdings, as general partner of MLP Acquisition, the general partner of the Company.

   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Guarantor" means any Domestic Subsidiary of the Company (other than Capital Corp.) that executes a Subsidiary Guarantee in accordance with the provisions hereof, and their respective successors and assigns.

   "Guarantor Senior Indebtedness" means any Indebtedness permitted to be incurred by any Guarantor under the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to such Guarantor's Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) any Obligation of such Guarantor to any Subsidiary of such Guarantor, (ii) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or Obligation of the Guarantor that is contractually subordinated or junior in any respect to any other Indebtedness, Guarantee or Obligation of such Guarantor or
(v) any Indebtedness incurred in violation hereof.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed solely to protect such Person against fluctuations in interest rates.

   "Holder" means a Person in whose name a Senior Note is registered.

   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

   "Indenture" means this Indenture, as amended or supplemented from time to time.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries in accordance with GAAP), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the principal corporate trust office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "MLP Acquisition" means MLP Acquisition L.P., a Delaware limited partnership and the general partner of the Company.

   "MLP Holdings" means MLP Holdings L.P., a Delaware limited partnership and a limited partner of MLP Acquisition.

   "Music Holdings" means Music Holdings Corp., a Delaware corporation, a wholly-owned Subsidiary of Centre Partners and the general partner of MLP Acquisition.

   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Revolving Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or any agreement to maintain specified levels of financial or operational performance), (ii) is directly or indirectly liable (as a guarantor or otherwise), or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

   "Notes" means the Senior Notes described above and issued under this Indenture, as amended or supplemented from time to time pursuant to the terms hereof.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person, or, if such Person is a partnership, any such officer of the general partner or the general partner of the general partner of such Person.

   "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

   "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

   "Pari Passu Indebtedness" means any Indebtedness which ranks pari passu in right of payment with, and which is not expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to, the Senior Notes.

   "Park Road" means Park Road Corporation, a Delaware corporation and the managing general partner of Centre Partners.

   "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Company, as amended, supplemented or otherwise modified and as in effect from time to time.

   "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Restricted Subsidiaries were engaged in on the date hereof; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date hereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date hereof; (d) Restricted Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) Investments in endorsements of negotiable instruments and similar negotiable documents in the ordinary course of business;
(f) Investments existing on the date hereof; (g) Investments in obligations of account debtors to the Company or any of its Restricted Subsidiaries and stock or obligations issued to the Company or any such Restricted Subsidiary by any Person, in each case, in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of such Person's Indebtedness and (h) other Investments in any one or more Persons that do not exceed $5.0 million in the aggregate at any time outstanding.

   "Permitted Liens" means (i) Liens on accounts receivable and inventory securing Indebtedness permitted to be incurred under Section 4.09(b)(i) hereof;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into, consolidated with or acquired by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness permitted by
Section 4.09(b)(vi) hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date hereof; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to or cover any assets or property other than the collateral securing the Indebtedness to be refinanced; (x) Liens arising by operation of law in connection with judgments, for a period not resulting in an Event of Default with respect thereto; (xi) easements, rights of way, zoning restrictions and other similar encumbrances or title defects which do not materially detract from the value of the property or the assets subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole; (xii) Liens securing Attributable Debt with respect to any sale and leaseback transaction in an aggregate amount not to exceed the aggregate principal amount of Attributable Debt permitted to be incurred pursuant to Section 4.09 hereof, provided that such Liens do not extend to or cover any assets or property other than the collateral securing such Attributable Debt; (xiii) Liens on assets of any Foreign Restricted Subsidiary securing Indebtedness of such Foreign Restricted Subsidiary incurred pursuant to Section 4.09(b)(ix) hereof; (xiv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xv) Liens on accounts receivable and inventory securing Hedging Obligations; and (xvi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

   "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that
(i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

   "Principals" means MLP Acquisition, MLP Holdings, Music Holdings, Centre Partners and Park Road.

   "Related Party" with respect to any Principal means (a) any controlling stockholder or general partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a), or (c) any Person employed by the Company in a management capacity as of the date hereof.

   "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "Commission" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Senior Revolving Debt" means revolving credit borrowings under any Credit Facility.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided that Capital Corp. and each Guarantor shall be deemed a Significant Subsidiary.

   "Subordinated Indebtedness" means any Indebtedness which is expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to the Senior Notes.

   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

   "Tax Amount" means, with respect to any Person for any period, the aggregate amount of tax distributions required to be made by the Company to its partners under the Partnership Agreement as in effect on the date hereof. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

   "Tax Distribution" means a distribution in respect of taxes to the partners of the Company pursuant to Section 4.07(b)(iv) hereof.

   "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; provided that (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

   "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

   "Unrestricted Subsidiary" means any Subsidiary (other than Capital Corp.) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any

Unrestricted Subsidiary to be a Restricted Subsidiary;
provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under Section 4.09 hereof, and
(b) no Default or Event of Default would be in existence following such designation; and provided, further, that, to the extent applicable, the Company shall cause such Subsidiary to comply with Section 4.16 hereof.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares or interests) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  Other Definitions.
                                        Defined in
          Term                            Section

      "Affiliate Transaction"...........     4.11
      "Asset Sale Offer"................     4.10
      "Asset Sale Offer Price"..........     4.10
      "Bankruptcy Law"..................     6.01
      "Change of Control Offer".........     4.18
      "Change of Control Payment".......     4.18
      "Change of Control Payment Date"..     4.18
      "Covenant Defeasance".............     8.03
      "Custodian".......................     6.01
      "Event of Default"................     6.01
      "Excess Proceeds".................     4.10
      "incur"...........................     4.09
      "Legal Defeasance"................     8.02
      "Offer Amount"....................     4.10
      "Offer Period"....................     3.09
      "Paying Agent"....................     2.03
      "Payment Default".................     6.01
      "Purchase Date"...................     3.09
      "Registrar".......................     2.03
      "Restricted Payments".............     4.07
      "Subsidiary Guarantee"............     4.16

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

   The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Senior Notes;

      "indenture security holder" means a Holder of a Senior Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Senior Notes means the Issuers, as joint and several obligors, and any successor obligor upon the Senior Notes.

   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

   Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5) provisions apply to successive events and transactions.


                                   ARTICLE 2
                                THE SENIOR NOTES

Section 2.01.  Form and Dating.

   The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Senior Notes may have notations, legends or endorsements approved as to form by the Issuers and required by law, stock exchange rule, agreements to which the Issuers are subject or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

Section 2.02.  Execution and Authentication.

   An Officer of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp. shall sign the Senior Notes for each of the Company and Capital Corp.

by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Notes and may be in facsimile form.

   If an Officer whose signature is on a Senior Note no longer holds that office at the time the Senior Note is authenticated, the Senior Note shall nevertheless be valid.

   A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A hereto.

   The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp., authenticate Senior Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section
2.07 hereof.

   The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

Section 2.03.  Registrar and Paying Agent.

   The Issuers shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Issuers shall notify the Trustee, and the Trustee shall notify the Holders of the Senior Notes, of the name and address of any Agent not a party to this Indenture. The Issuers or any Subsidiary of the Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

   The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Senior Notes.

Section 2.05.  Paying Agent to Hold Money in Trust.

   The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Senior Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Senior Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment. While any such

Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or any of their Subsidiaries) shall have no further liability for the money delivered to the Trustee. If either Issuer or any of their Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Senior Notes all money held by it as Paying Agent.

Section 2.05.  Lists of Holders of the Senior Notes.

   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Senior Notes and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Senior Notes, including the aggregate principal amount of the Senior Notes held by each thereof, and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

   When Senior Notes are presented to the Registrar with a request to register the transfer or to ex change them for an equal principal amount of Senior Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided that any Senior Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

   Neither the Issuers nor the Registrar shall be required to (i) issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 or (ii) register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

   No service charge shall be made to any Holder of a Senior Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Issuers).

   Prior to due presentment to the Trustee for registration of the transfer of any Senior Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Senior Note shall be treated as its owner for all purposes.

Section 2.07.  Replacement Senior Notes.

   If any mutilated Senior Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by an Officer of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp. shall authenticate a replacement Senior Note if the Trustee's requirements for replacements of Senior Notes are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Senior Note is replaced. The Issuers and the Trustee may charge for its expenses in replacing a Senior Note.

   Every replacement Senior Note is an additional obligation of the Issuers, and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Senior Notes duly issued hereunder.

Section 2.08.  Outstanding Senior Notes.

   The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. If the principal amount of any Senior Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Senior Note does not cease to be outstanding because any Issuer, a Subsidiary of any Issuer or an Affiliate of any Issuer holds the Senior Note.

Section 2.09.  Treasury Senior Notes.

   In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by any Issuer, any Subsidiary of any Issuer or any Affiliate of any Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by any Issuer, any Subsidiary of any Issuer or an Affiliate of any Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such Issuer, such Subsidiary of such Issuer or an Affiliate of such Issuer until legal title to such Senior Notes passes to such Issuer, such Subsidiary or Affiliate, as the case may be.

Section 2.10.  Temporary Senior Notes.

   Until definitive Senior Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company and the Trustee consider appropriate for temporary Senior Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp., shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until such exchange, temporary Senior Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Notes.

Section 2.11.  Cancellation.

   The Issuers at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs that cancelled Senior Notes be returned to it. The Issuers may not issue new Senior Notes to replace Senior Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Senior Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers, unless by a written order, signed by an Officer of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp., the Issuers shall direct that cancelled Senior Notes be returned to it.

Section 2.12.  Defaulted Interest.

   If the Issuers default in a payment of interest on the Senior Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Senior Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders of the Senior Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  Record Date.

   The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S) 316(c).

Section 2.14.  CUSIP Number.

   The Company in issuing the Senior Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes.
The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                                   REDEMPTION

Section 3.01.  Notices to Trustee.

   If the Issuers elect to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Senior Notes to Be Redeemed.

   If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

   The Trustee shall promptly notify the Issuers in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

Section 3.03.  Notice of Redemption.

   Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

   The notice shall identify the Senior Notes to be redeemed and shall state:

         (a)  the redemption date;

         (b)  the redemption price;

         (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued;

         (d) the name and address of the Paying Agent;

         (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

   At the Issuers' request, the Trustee shall give the notice of redemption in the name of the Issuers and at their expense; provided that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

   Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become due and payable on the redemption date at the redemption price.

Section 3.05.  Deposit of Redemption Price.

   One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

   On and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior
Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof.

Section 3.06.  Senior Notes Redeemed in Part.

   Upon surrender of a Senior Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder of the Senior Notes at the expense of the Issuers a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

Section 3.07.  Optional Redemption.

   (a) The Senior Notes shall not be redeemable at the Issuers' option prior to __________, 2000. Thereafter, the Senior Notes shall be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:

                                                     Redemption
          Year                                         Price
          ----                                       ----------
          2000.....................................          %
          2001.....................................          %
          2002 and thereafter......................   100.000%

   (b) Notwithstanding the foregoing, during the first 36 months after the date of this Prospectus, the Issuers may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Senior Notes at a redemption price equal to ___% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more equity offerings of the Issuers generating in each case net proceeds of at least $15.0 million; provided that at least 65% of the initially outstanding aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such equity offering of the Issuers.

Section 3.08.  Mandatory Redemption.

   Except as set forth under Sections 4.10 and 4.15 of this Indenture, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

   In the event that, pursuant to Section 4.10 hereof, the Company shall commence an Asset Sale Offer, it shall follow the procedures specified below:

   The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer.

   If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

   Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Senior Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
   3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price pursuant to Section 4.10 and the Purchase Date;

         (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date unless the Company defaults in making such payment;

         (e) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (f) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Senior Note purchased;

         (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

   On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee shall authenticate and mail or deliver such new Senior Note to such Holder equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Offer on the Purchase Date.

   Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Senior Notes.

   The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

   The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

   The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

   The Issuers may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

   The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03.  Reports.

   (a) So long as any of the Senior Notes remain outstanding, the Issuers are shall submit copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuers are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Senior Notes maintained by the Registrar, in each case, within 15 days of filing with the Commission. If the Issuers are not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Issuers are shall nevertheless continue to submit the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of

Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Commission for public availability and the Trustee and mailed to the Holders within 120 days after the end of the Issuers' fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year. The Issuers shall make such information available to securities analysts and prospective investors upon request. The Issuers shall also comply with the provisions of TIA (S) 314(a).

   (b) The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Senior Notes under this Section 4.03.

Section 4.04.  Compliance Certificate.

   (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

   (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17, 4.18, 4.19 or 4.21 hereof or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

   (c) Each Issuer shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any Indebtedness referred to in Section 6.01(d) hereof, an Officers' Certificate specifying such Default, Event of Default or default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

   Each Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

Section 4.06.  Stay, Extension and Usury Laws.

   Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

   (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such distribution by such Persons in connection with any merger or consolidation involving the Company or Capital Corp. but excluding any such distribution directly relating to the reorganization of the Company as a corporation)(other than dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

      (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi) and (vii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Interests or debt securities that have been converted into Disqualified Interests), plus (3) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

   (b) The foregoing provisions shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Interests); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph;
(iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Interests); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph; (iv) distributions not more frequently than quarterly in accordance with the Code in respect of partners' income tax liability in an amount not to exceed the Tax Amount; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to the Partnership Agreement or any management equity subscription agreement or stock option agreement in effect as of the date hereof or any successor arrangement entered into in connection with the reorganization of the Company as a corporation (provided that such successor arrangement is on terms substantially similar to those of the arrangement so replaced); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in each twelve-month period, plus the amount of any such amounts which remain unused at the end of the two prior twelve-month periods, but in no event shall such aggregate amount exceed $1.5 million in any such twelve-month period, plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) prior to the reorganization of the Company as a corporation, distributions or payments to partners of the Company in an aggregate amount not to exceed $750,000 in any fiscal year in respect of Administrative Expenses; and (vii) following the reorganization of the Company as a corporation, (A) payments by the Company to its parent pursuant to any tax sharing agreement between the Company and such parent, (B) reimbursement payments by the Company to such parent in respect of out-of-pocket insurance payments made by such parent on behalf of the Company and its Restricted Subsidiaries and (C) payments by the Company to such parent in respect of Administrative Expenses.

   (c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by the Company and Capital Corp. be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   (d) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.07(a) hereof were computed, which calculations may be based upon the Issuers' latest available financial statements.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on their Capital Interests or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date hereof, (ii) any Credit Facility or Foreign Credit Facility, provided that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereto are no more restrictive with respect to such dividend and other payment restrictions than those contained in such Credit Facility as in effect on the date of its execution, (iii) the Indenture and the Senior Notes, (iv) applicable law, (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (vii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any of its Restricted Subsidiaries, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, or (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

   (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Interests and shall not permit any of its Subsidiaries to issue any shares of preferred stock or preferred partnership interests; provided that the Company and any of its Restricted Subsidiaries that is a Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Interests, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Interests is issued would have been at least (a) 2.0 to 1, on or prior to December 31, 1998, and (b) 2.25 to 1, thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Interests had been issued, as the case may be, at the beginning of such four-quarter period.

   (b) The foregoing provisions shall not apply to:

      (i) the incurrence by the Company and any of its Restricted Subsidiaries that is a Guarantor of Senior Revolving Debt and letters of credit pursuant to any Credit Facility for working capital purposes (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount not to exceed the amount of the Borrowing Base;

      (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness and the Company's Class C-1 Limited Partner Interest outstanding as of the date hereof and any conversion of such interests in accordance with the terms of the Partnership Agreement;

      (iii) the incurrence by the Company and Capital Corp. of the Indebtedness represented by the Senior Notes and the incurrence by any Guarantor of the Indebtedness represented by its Subsidiary Guarantee;

      (iv) the incurrence by the Company and any of its Restricted Subsidiaries that is a Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted hereby to be incurred;

      (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

      (vi) the incurrence by the Company and any of its Restricted Subsidiaries that is a Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing up to all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $2.0 million at any time outstanding;

      (vii) the incurrence by the Company and any of its Restricted Subsidiaries that is a Guarantor of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

      (viii) the incurrence by the Company and any of its Restricted Subsidiaries that is a Guarantor of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (ix) the incurrence by the Foreign Restricted Subsidiaries of the Company of Indebtedness in an aggregate amount not to exceed $3.0 million at any time outstanding;

      (x) the incurrence by the Company and any of its Restricted Subsidiaries that is a Guarantor of Indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed $5.0 million at any time outstanding, less the aggregate principal amount of any Indebtedness incurred pursuant to clause
   (ix) of this paragraph; and

      (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided that, if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

Section 4.10.  Asset Sales.

   (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale, unless (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets and
(ii) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the limitation in clause (b) above shall not apply to any Asset Sale in which the cash portion of the consideration received therefor, determined in accordance with foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such Asset Sale complied with the aforementioned limitation.

   (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may apply such Net Proceeds (a) to permanently reduce Pari Passu Indebtedness, (b) to permanently reduce Indebtedness permitted to be incurred pursuant to Section 4.09(b)(i) hereof or (c) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar or related line of business as the Issuers were engaged in on the date hereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited hereby. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds (the "Offer Amount"), at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase

(the "Asset Sale Offer Price"), in accordance with the procedures set forth herein. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


Section 4.11.  Transactions with Affiliates.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by a nationally-recognized investment banking firm; provided that (A) any reasonable employment arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries, (C) following the reorganization of the Company as a corporation, the payment of reasonable fees, expense reimbursement and customary indemnification and other similar arrangements to directors of the Company, (D) reasonable loans or advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business and (E) transactions permitted by Section 4.07 hereof, in each case, shall not be deemed to be Affiliate Transactions.

Section 4.12.  Liens.

   The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Senior Notes and the Subsidiary Guarantees, if any, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.  Sale and Leaseback Transactions

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any of its Restricted Subsidiaries that is a Guarantor may enter into a sale and leaseback transaction if (a) the Company or such Restricted Subsidiary could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to
Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.14. Limitation on Issuances and Sales of Capital Interests of Wholly Owned Subsidiaries

   The Company (a) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Interests of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Interests of such Wholly Owned Restricted Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof, and (b) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, Capital Interests constituting directors' qualifying shares or interests) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that, notwithstanding the foregoing, Capital Corp. shall, at all times prior to the reorganization of the Company as a corporation, remain a Wholly Owned Restricted Subsidiary of the Company.

Section 4.15.  Limitations on Issuances of Guarantees of Indebtedness

   The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness, unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Senior Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of, or pledge to secure, such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Senior Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (a) the release or discharge of such Guarantee of such Indebtedness, except a discharge by or as a result of payment under such Guarantee, or (b) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Interests in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions hereof. The form of such Guarantee is attached as Exhibit B hereto.

Section 4.16.  Subsidiary Guarantees

   If the Company or any of its Restricted Subsidiaries shall, after the date hereof, (a) transfer or cause to be transferred, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Domestic Subsidiary that is not a Guarantor, (b) acquire another Domestic Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or (c) redesignate an Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, then such transferee or acquired or redesignated Subsidiary shall execute a guarantee of the Senior Notes in the form attached hereto as Exhibit B (each, a "Subsidiary Guarantee") and a supplemental indenture in the form attached hereto as Exhibit C and deliver an opinion of counsel, in accordance with the terms hereof; provided that the foregoing shall not apply to any Subsidiary that has been properly designated as an Unrestricted

Subsidiary in accordance herewith for so long as such Subsidiary continues to constitute an Unrestricted Subsidiary.

Section 4.17.  Line of Business.

   The Company shall not, and shall not permit any Subsidiary to, engage in any business, other than such business activities as the Company or its Subsidiaries are engaged in on the date hereof and such business activities similar or reasonably related thereto.

Section 4.18.  Offer to Repurchase Upon Change of Control

   (a) Upon the occurrence of a Change of Control, each holder of Senior Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required hereby and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

   (b) On the payment date set forth in the Change of Control Offer (the "Change of Control Payment Date"), the Issuers shall, to the extent lawful, (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 4.19.  Corporate Existence.

   Subject to Article 5 hereof, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its partnership or corporate existence, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or any such Subsidiary and (ii) their rights (charter and statutory), licenses and franchises; provided that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp. shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

Section 4.20.  Reorganization of the Company as a Partnership

   Notwithstanding anything else contained in the Senior Notes or this Indenture, the Company is permitted to reorganize as a corporation, provided that:

      (a) the successor or surviving corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

      (b) such reorganization is not materially adverse to Holders of the Senior Notes; provided that such reorganization shall not be considered materially adverse to Holders of the Senior Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (A) is subject to income taxation as an entity or (B) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of section 1504(a)(1) of the Internal Revenue Code of 1986 or any similar state or local law;

      (c) immediately after giving effect to such transaction, no Default or Event of Default exists;

      (d) the Company's obligations under the Partnership Agreement terminate prior to such reorganization, unless (i) the successor or surviving corporation is not a party to the Partnership Agreement and (ii) the successor or surviving corporation will neither assume nor be subject to, is not currently, and will never be, liable and/or responsible for any obligations and/or duties under the Partnership Agreement;

      (e) such reorganization itself will not result in a material tax liability to the successor or surviving corporation; and

      (f) the successor or surviving corporation has assumed all obligations of the Company under the Senior Notes and this Indenture.

   The successor or surviving corporation shall execute a supplemental indenture in a form reasonably satisfactory to the Trustee to the effect set forth in paragraph (f) above. The Issuers shall deliver to the Trustee prior to such reorganization an Officers' Certificate covering paragraphs (a) through (f) above and an Opinion of Counsel covering paragraphs (a), (c), (d), (e) and (f) above (in the case of paragraph (c), to such counsel's knowledge), stating that such reorganization and such supplemental indenture and Collateral Documents comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 4.21.  Limitation on Activities of Capital Corp.

   In addition to the restrictions set forth under Section 4.09 hereof, Capital Corp. may not incur any Indebtedness, unless (a) the Company is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Company, used to acquire outstanding debt securities issued by the Company or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitations of this paragraph. Capital Corp. may not acquire or hold any significant assets or other properties or engage in any business activities, other than those business activities related directly or indirectly to obtaining money or arranging financing for the Company.

Section 4.22.  Payments for Consent.

   Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets

   (a) Neither the Company nor Capital Corp. may consolidate or merge with or into (whether or not the Company or Capital Corp., as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity, unless (i) the Company or Capital Corp., as the case may be, is the surviving Person or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or Capital Corp., as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia, provided that Capital Corp. may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as the Company remains a partnership; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or Capital Corp.) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuers under the Senior Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company, Capital Corp. or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company or Capital Corp. immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

   (b) The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such Supplemental Indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.02.  Successor Corporation Substituted.

   Upon (a) any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of any Issuer in accordance with Section 5.01 hereof, or (b) the reorganization of the Company as a corporation in accordance with Section 4.20 hereof, the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, lease, conveyance or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for and may exercise every right and power of such Issuer under this Indenture and the Senior Notes with the same effect as if such successor Person has been named as such Issuer herein; provided that the predecessor Issuer shall not be released or discharged from the obligation to pay the principal of, premium, if any, and interest on the Senior Notes, and it is contemplated that, if upon a reorganization in accordance with Section 4.20 hereof, or at any time after such reorganization, the successor or surviving corporation is an includible corporation (other than a common parent) of an affiliated group of corporations within the meaning of
Section 1504(a)(1) of the Code, a tax sharing agreement shall be entered into consistent with the terms hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

   Each of the following constitutes an "Event of Default":

      (a) default by the Issuers for 30 days in the payment when due of interest on the Senior Notes;

      (b) default by the Issuers in the payment of all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control Payment or the Asset Sale Offer Price, or otherwise;

      (c) failure by any of the Issuers or any of their respective Subsidiaries to observe or perform any other covenant or agreement on the part of such Issuer or such Subsidiary contained in the Senior Notes or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, specifying such default and requiring that it be remedied;

      (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

      (e) failure by the Company or any of its Subsidiaries to pay one or more final judgments aggregating in excess of $5 million entered by courts of competent jurisdiction which judgments are not paid, discharged or stayed within 60 days after their entry;

      (f) except as permitted hereby, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

      (g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

         (i)  commences a voluntary case;

         (ii) consents to the entry of an order for relief against it in an involuntary case;

         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

         (iv) makes a general assignment for the benefit of its creditors; and

      (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

         (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

         (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company,

   and the order or decree remains unstayed and in effect for 60 consecutive days.

   The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

   A Default under clause (c) is not an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the then outstanding Senior Notes notify the Issuers and the Trustee, of the Default and the Issuers do not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02.  Acceleration.

   (a) If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 relating to the Company, any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the then outstanding Senior Notes by written notice to the Issuers and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Senior Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs relating to the Company, any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes, by written notice to the Trustee, may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

   (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Senior Notes pursuant to
Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon acceleration of the Senior Notes. If an Event of Default occurs prior to __________, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Senior Notes prior to ___________, 2000 pursuant to Section 3.07, then the premium payable for purposes of this paragraph for each of the years beginning on _____________ of the years set forth below shall be as set forth in the following table, expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:


          YEAR                       PERCENTAGE
          1997......................  _______%
          1998......................  _______%
          1999......................  _______%

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

          (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

Section 6.07.  Rights of Holders of Senior Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Senior Note.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Senior Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Senior Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.
To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Senior Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Senior Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder of a Senior Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Senior Note in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with any Issuer or any Affiliate of any Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Issuers' use of the proceeds from the Senior Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

Section 7.06.  Reports by Trustee to Holders of the Senior Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
(S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Senior Notes are listed. The Issuers shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

     The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

     The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months fails to comply with
Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Issuers may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Senior Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

     Upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall be deemed to have been discharged from their obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all their other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (b) the Issuers' obligations with respect to such Senior Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 with respect to the Senior Notes.

Section 8.03.  Covenant Defeasance.

     Upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17, 4,18, 4,19, 4,20, 4,21 and 4.22 and Article Five with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(d) and 6.01(e) shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the outstanding Senior Notes:

          (a) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (i) cash in U.S. Dollars in an amount, (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Senior Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Senior Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Senior Notes.

          (b) In the case of an election under Section 8.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

          (c) In the case of an election under Section 8.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Subsection 6.01(g) or 6.01(h) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) In the case of an election under either Section 8.02 or 8.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, and assuming that prior to such 91st day no voluntary or involuntary bankruptcy case has been commenced with respect to any Issuer, such deposit will not constitute a preference as defined in Section 547 of the U.S. Bankruptcy Code, and, assuming such a bankruptcy case is commenced on or after such 91st day, the trust funds will not constitute property included within the estate of the debtor.

          (g) In the case of an election under either Section 8.02 or 8.03, the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuers pursuant to their election under Section 8.02 or 8.03 was not made by the Issuers with the intent of preferring the Holders over other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

          (h) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

   Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer or a Subsidiary Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

   The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

   Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any money or non-callable Government Securities held by it as provided in
Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Issuers.

   Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07.  Reinstatement.

   If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuers make any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Senior Notes.

   Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Senior Notes or any Subsidiary Guarantee without the consent of any Hold er of a Senior Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

      (c) to provide for the assumption of the Issuers' obligations to the Holders of the Senior Notes in the case of a merger, consolidation or sale of all or substantially all of the Issuers' assets pursuant to Article 5 or
   Section 10.02 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Senior Note;

      (e) to provide for Subsidiary Guarantees of the Senior Notes; or

      (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

   Upon the request of the Issuers accompanied by resolutions of the boards of directors of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp. authorizing the execution of any such amended or supplemental Indenture and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Senior Notes.

   Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture or the Senior Notes or any amended or supplemental Indenture with the written consent of the Holders of Senior Notes of not less than a majority in aggregate principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default and its consequences (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

   Upon the request of the Issuers accompanied by resolutions of the boards of directors of each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp. authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

   It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

   After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Senior Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

      (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Senior Note, alter the provisions with respect to the redemption of the Senior Notes or waive a redemption payment with respect to any Senior Note;

      (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

      (d) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Senior Note payable in money other than that stated in the Senior Notes;

      (f) make any change in Section 6.04 or 6.07 hereof or in the provisions of this Indenture relating to the rights of Holders of Senior Notes to receive payments of principal of, premium, if any, or interest on the Senior Notes; or

      (g) make any change in this sentence of this Section 9.02.

Section 9.03.  Compliance with Trust Indenture Act.

   Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

   Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Senior Note.

Section 9.05.  Notation on or Exchange of Senior Notes.

   The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Issuers in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

   Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

   The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until Board of Directors each of the General Partner, on behalf of the Company (or the Company, if the Company is a corporation), and Capital Corp. approves it, and no Guarantor may sign such an amendment or supplemental Indenture until its board of directors approves it. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture, that all conditions precedent to the execution of the amendment or supplement by the parties thereto have been complied with and that the amendment or supplement is valid and binding upon the Issuers and any Guarantor in accordance with its terms.

                                  ARTICLE 10
                           GUARANTEE OF SENIOR NOTES

Section 10.01.  Guarantee.

   Subject to the provisions of this Article 10, each Guarantor hereby, jointly and severally, unconditionally guarantees, on a senior unsubordinated basis, to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the Obligations of the Issuers to the Holders or the Trustee hereunder or under the Senior Notes, that
(a) the principal of, premium, if any, and any accrued and unpaid interest on the Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, premium, if any, and (to the extent permitted by law) interest on the Senior Notes and all other Obligations of the Issuers to the Holders or the Trustee hereunder or under the Senior Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; and (c) any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Trustee or its agents or any Holder of Senior Notes in enforcing any rights under any Guarantee shall be promptly paid in full when due. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Issuers to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Senior Notes to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either or any of the Issuers and such Guarantor, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of all Obligations under the Senior Notes and this Indenture, except as specified in Section 10.03. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or such Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or such Guarantor, any amount paid by any such entity to the Trustee or such Holder, such Guarantor's Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantee.

Section 10.02.  Limitation of the Guarantors' Liability.

   Each Guarantor and, by its acceptance hereof, each beneficiary hereof, hereby confirms that it is the intention and agreement of all such parties that such Guarantor's Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law (including, without limitation, the Debtor and Creditor Law of the State of New York). To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligations of the Guarantors under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.  Release of the Guarantors.

   In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Issuers accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03. Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and accrued and unpaid interest on the Senior Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

Section 10.04.  Merger, Consolidation or Sale of Assets.

   No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor, unless (i) subject to Section
10.03 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; provided that the foregoing provisions shall not apply to any Asset Sale subject to
Section 4.10 hereof.

Section 10.05.  Execution and Delivery of Guarantees.

   To evidence its Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B shall be endorsed by an Officer of such Guarantor on each Senior Note authenticated and delivered thereafter by the Trustee, and, to the extent not a party to this Indenture on the date hereof, each Guarantor shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto, pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Obligations of the Issuers under this Indenture and the Senior Notes. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Guarantor and that, subject to the application of bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity, and to the discretion of the court before which any proceeding therefor may be brought, the Guarantee of each such Guarantor contained herein (subject to the limitations set forth in Section 10.02) is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

   Each Guarantor hereby agrees that its Guarantee set forth in this Article 10 shall remain in full force and effect and apply to all of the Senior Notes notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee. The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.


                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.

   If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 11.02.  Notices.

   Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Issuers:

         Muzak Limited Partnership
         2901 Third Avenue, Suite 400
         Seattle, Washington 98121
         Telecopier No.: (206) 633-6210
         Attention: Chief Financial Officer

      With a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Telecopier No.: (212) 310-8007
         Attention: Norman D. Chirite, Esq.

      If to the Trustee:


         Telecopier No.: (___) __________
         Attention: Corporate Trust Administration

   The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

   All notices and communications (other than those sent to Holders of Senior Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

   Any notice or communication to a Holder of a Senior Note shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Senior Note or any defect in it shall not affect its sufficiency with respect to other Holders of Senior Notes.

   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

   If the Issuers mail a notice or communication to Holders of Senior Notes, they shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders of Senior Notes with Other Holders of Senior Notes.

   Holders of the Senior Notes may communicate pursuant to TIA (S) 312(b) with other Holders of Senior Notes with respect to their rights under this Indenture or the Senior Notes. The Issuers, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

   Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.  Statements Required in Certificate or Opinion.

   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S)314(e) and shall include:

      (a) a statement that the person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 11.06.  Rules by Trustee and Agents.

   The Trustee may make reasonable rules for action by or at a meeting of Holders of Senior Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

   No director, officer, employee, incorporator or stockholder of any Issuer, as such, shall have any liability for any obligations of the Issuers under the Senior Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.
Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 11.08.  Governing Law.

   THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR NOTES AND ANY SUBSIDIARY GUARANTEE.

Section 11.09.  No Adverse Interpretation of Other Agreements.

   This Indenture may not be used to interpret another indenture, loan or debt agreement of any Issuer or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

   All agreements of the Issuers in this Indenture and the Senior Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.11.  Severability.

   In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

   The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

   The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                  SIGNATURES

Dated as of ____________, 1996      Muzak Limited Partnership

                                    By MLP Acquisition L.P., its General Partner

                                    By Music Holdings Corp., its General Partner


                                    By:_____________________________
                                       Name:
                                       Title:



                                    Muzak Capital Corporation

                                    By:_____________________________
                                       Name:
                                       Title:

                                       ________________________,
                                       as Trustee


                                    By:_____________________________
                                       Name:
                                       Title:

                                                   EXHIBIT A

                         (Form of Face of Senior Note)

                           ___% Senior Note due 2003

No.                                          $__________

                           MUZAK LIMITED PARTNERSHIP
                           MUZAK CAPITAL CORPORATION

promises to pay to

____________________

or its registered assigns

the principal sum of

Dollars on ________________, 2003.

Interest Payment Dates: __________ and __________, commencing __________, 1997.

Record Dates: ________ and ________ (whether or not a Business Day).

                              Dated: ____________,1996

                              Muzak Limited Partnership


                              By MLP Acquisition L.P., its General Partner

                                 By Music Holdings Corp., its General Partner



                                   By: _____________________________________
                                        Name:
                                        Title:

                         Muzak Capital Corporation



                         By: _______________________________
                            Name:
                            Title:


                                    (SEAL)
This is one of the Senior Notes
referred to in the within-
mentioned Indenture:

_________________________, as Trustee

By: ____________________________________
     (Authorized Signature)

                     (Form of Reverse Side of Senior Note)

                           ___% Senior Note due 2003

   Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined) unless otherwise indicated.

   1. Interest. Muzak Limited Partnership, a Delaware limited partnership (the "Company"), and Muzak Capital Corporation, a Delaware corporation ("Capital Corp." and, together with the Company, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Senior Note at the rate and in the manner specified below. The Issuers shall pay interest on the principal amount of this Senior Note in cash at the rate per annum of ___%. The Issuers will pay interest semi-annually on __________ and ___________ of each year, commencing _____________, 1997, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date") to Holders of record on the immediately preceding __________ and ___________. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Senior Notes. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Senior Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

   2. Method of Payment. The Issuers will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Senior Note to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers however, may pay principal, premium, if any, and interest by check payable in such money. The Senior Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes. Unless otherwise designated by the Issuers, the Issuers' office or agency in New York, New York will be the office of the Trustee maintained for such a purpose.

   3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Company or any Subsidiary may act in any such capacity.

   4. Indenture. The Issuers issued the Senior Notes under an Indenture, dated as of _____________ , 1996 (the "Indenture"), between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. The Senior Notes are senior unsecured obligations of the Issuers limited to $100,000,000 in aggregate principal amount.

   5. Optional Redemption. The Senior Notes will not be redeemable at the Issuers' option prior to __________, 2000. Thereafter, the Senior Notes will be subject to redemption at the option of the

Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:


                                               Redemption
          Year                                    Price
          ----                                 ----------

          2000 ...............................           %
          2001 ...............................           %
          2002 and thereafter ................    100.000%

   Notwithstanding the foregoing, during the first 36 months after the date of this Prospectus, the Issuers may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Senior Notes at a redemption price equal to ___% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more equity offerings of the Issuers generating in each case net proceeds of at least $15.0 million; provided that at least 65% of the initially outstanding aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such equity offering of the Issuers.

   6. Mandatory Redemption. Except as set forth in Sections 4.10 and 4.18 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

   7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Holders of Senior Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

   (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $10.0 million, the Company will be required to make an offer to all holders of Senior Notes to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Holders of Senior Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

   8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder of Senior Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

   9. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Senior Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note se lected for redemption. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

   10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Senior Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this Senior Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Senior Note and for all other purposes whatsoever, whether or not this Senior Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary. The registered Holder of a Senior Note shall be treated as its owner for all purposes.

   11. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting holder) (i) reduce the principal amount of Senior Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes, (iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note or
(viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any holder of Senior Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Issuers' obligations to holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Senior Notes or that does not materially adversely affect the legal rights under the Indenture of any such holder, to provide for Subsidiary Guarantees of the Senior Notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

   12.  Defaults and Remedies.  Each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in the payment of all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control Payment or the Asset Sale Offer Price, or otherwise; (iii) failure by any of the Issuers or any of their respective Subsidiaries to observe or perform any other covenant or agreement on the part of such Issuer or such Subsidiary contained in the Senior Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, specifying such default and requiring that it be remedied; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (v) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

   If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, and interest on, the Senior Notes and except as to Sections 4.10 and
4.18 of the Indenture. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   13. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

   14. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, manager, incorporator or stockholder or other Affiliate of the Issuers shall have any liability for any obligations of the Issuers under the Senior Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Senior Note by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

   15. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   16. Abbreviations. Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Senior Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SENIOR NOTES AND ANY SUBSIDIARY GUARANTEE.

   The Issuers will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Request may be made to:

                           Muzak Limited Partnership
                           Muzak Capital Corporation
                          2901 Third Avenue, Suite 400
                           Seattle, Washington 98121
                         Telecopier No.: (206) 633-6210
                       Attention: Chief Financial Officer

                                ASSIGNMENT FORM



   To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

- -------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Senior Note on the books of the Issuers. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

Date: ______________

                              Your Signature: ________________________________
                              (Sign exactly as your name appears on the face of
                               this Senior Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Senior Note purchased by the Issuers pursuant to Section 4.10 or Section 4.18 of the Indenture check the appropriate box:

                   [_] Section 4.10        [_]  Section 4.18

          If you want to have only part of the Senior Note purchased by the Issuers pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount (in integral multiples of $1,000) you elect to have purchased:

$ _______________


Date:____________


                              Your Signature: _________________________________
                              (Sign exactly as your name appears on the face of
                               this Senior Note)

Signature Guarantee.

                                                                       EXHIBIT B

                                   GUARANTEE
                                   ---------

     Each Guarantor (which term includes any successor or assign under the Indenture) hereby, jointly and severally, unconditionally guarantees, on a senior unsubordinated basis, to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Notes or the Obligations of the Issuers to the Holders or the Trustee under the Indenture or under the Senior Notes, that (a) the principal of, premium, if any, and any accrued and unpaid interest on the Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, premium, if any, and (to the extent permitted by law) interest on the Senior Notes and all other Obligations of the Issuers to the Holders or the Trustee under the Indenture or under the Senior Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; and (c) any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Trustee or its agents or any Holder of Senior Notes in enforcing any rights under any Guarantee shall be promptly paid in full when due.

     The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. In the case of any discrepancy between this writing and Article 10 of the Indenture, Article 10 of the Indenture shall control.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full, final and indefeasible payment of all of the Issuers' obligations under the Senior Notes and the Indenture (subject to Section 10.05 of the Indenture) and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Notes or the Trustee, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a Guarantee of collection.

     Each Guarantor and, by its acceptance hereof, each beneficiary hereof, hereby confirms that it is the intention and agreement of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law (including, without limitation, the Debtor and Creditor Law of the State of New York). To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligations of each Guarantor under Article 10 of the Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                    [Guarantor]


                    By: _____________________________
                       Name:
                       Title:


Attest:


________________________________
Name:
Title:

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE


     Supplemental Indenture (this "Supplemental Indenture"), dated as of ____________________, ____, between _____________________________ (the
"Guarantor"), a subsidiary of Muzak Limited Partnership, a Delaware limited partnership (the "Company"), and ________________, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of _____________, 1996, providing for the issuance of an aggregate principal amount of $100,000,000 of ___% Senior Notes due 2003 (the "Senior Notes");

     WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Issuers are required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Senior Notes pursuant to a Guarantee on the terms and conditions set forth in Article 10 of the Indenture; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Senior Notes as follows:

     (a) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     (b) Agreement to Guarantee. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee, on a senior unsubordinated basis, the Issuers' Obligations under the Senior Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     (c) No Recourse Against Others. No officer, employee, director or stockholder of the Guarantor shall have any liability for any Obligations of the Issuers or any Guarantor under the Senior Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation of any such Obligation. Each Holder by accepting a Senior Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Notes.

     (d) Governing Law. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.

     (e) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     (f) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated: _______________ ___, ______


                    [Guarantor]



                    By: _____________________________
                       Name:
                       Title:


Attest:



________________________________
Name:
Title:


                    _________________________________,
                     as Trustee



                    By: _____________________________
                       Name:
                       Title:


Attest:


________________________________
Name:
Title: